Exhibit 99.1

Blink Charging Co. Regains Compliance with Nasdaq Periodic Filing Requirement

Bowie, MD., April 11, 2025 — Blink Charging Co. (Nasdaq: BLNK) (“Blink” or the “Company”), a leading global owner, operator, provider, and manufacturer of electric vehicle (EV) charging equipment and services, today announced that it received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), dated April 10, 2025, informing the Company that it has regained compliance with Nasdaq’s periodic filing requirement under Nasdaq Listing Rule 5250(c)(1).

On April 9, 2025, Blink filed its Form 10-K for the year ended December 31, 2024, with no change to the 2024 financial results as reported in the Company’s fourth quarter and full year 2024 press release, earnings call, and investor deck issued on March 13, 2025. There were no restatements of previously filed financial statements.

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About Blink Charging

Blink Charging Co. (Nasdaq: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to transition to electric transportation through innovative charging solutions easily. Blink’s principal line of products and services include Blink’s EV charging network (“Blink Network”), EV charging equipment, and EV charging services. The Blink Network utilizes proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic collaborations for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

305-521-0200 ext. 446

Blink Media Contact

Nipunika Coe

PR@BlinkCharging.com

305-521-0200 ext. 266